Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Darrell D. Martin, Richard R. Whitt, III or Gregory B. Nevers (each with full power to act alone), as his true and lawful attorneys-in-fact, and grants unto said attorneys the authority in his name and on his behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of a Registration Statement on Form S-3 and any and all amendments or supplements thereto, including without limitation any registration statement registering additional securities under Rule 462(b), in each case with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney this 25th day of February, 2005.

/s/ Alan I. Kirshner	/s/ Douglas C. Eby
Alan I. Kirshner, Director (Chief Executive Officer)	Douglas C. Eby, Director

/s/ Anthony F. Markel	/s/ Leslie A. Grandis
Anthony F. Markel, President, Director	Leslie A. Grandis, Director

/s/ Steven A. Markel	/s/ Stewart M. Kasen
Steven A. Markel, Vice-Chairman, Director	Stewart M. Kasen, Director

/s/ J. Alfred Broaddus	/s/ Jay M. Weinberg
J. Alfred Broaddus, Jr., Director	Jay M. Weinberg, Director